Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard H. Irving and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ JAMES S. OSTERMAN James S. Osterman	Chairman and Chief Executive Officer and Director, Blount International, Inc. and Blount, Inc. (principal executive officer)	March 24, 2006

/s/ CALVIN E. JENNESS Calvin E. Jenness	Senior Vice President and Chief Financial Officer, Blount International, Inc. and Blount, Inc. (principal financial officer and principal accounting officer)	March 24, 2006

/s/ ELIOT M. FRIED Eliot M. Fried	Lead Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ R. EUGENE CARTLEDGE R. Eugene Cartledge	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ JOSHUA L. COLLINS Joshua L. Collins	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ THOMAS J. FRUECHTEL Thomas J. Fruechtel	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ E. DANIEL JAMES E. Daniel James	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ ROBERT D. KENNEDY Robert D. Kennedy	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ HAROLD E. LAYMAN Harold E. Layman	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006